Exhibit 10.2

AGREEMENT

OF

NEWS CORPORATION,

DOW JONES & COMPANY, INC.

AND

THE SPECIAL COMMITTEE

Dated as of [●]

TABLE OF CONTENTS

ARTICLE I SPECIAL COMMITTEE		1
1.1	Establishment	1
1.2	Composition	2
1.3	Meetings and Actions of the Special Committee	4
1.4	Roles and Responsibilities of the Special Committee	5
1.5	Arbitrating and Resolving Disputes	8
1.6	No Modification	8

ARTICLE II THE COMPANY		8
2.1	Representations, Warranties and Agreements of the Company and Dow Jones	8

ARTICLE III MEMBERS		9
3.1	Powers of Execution	9
3.2	Compensation; Expenses; Support of the Members	9
3.3	Performance of Duties; Access to Information and Advisors	10
3.4	Liability; Indemnification of Members	10

ARTICLE IV MISCELLANEOUS PROVISIONS		11
4.1	Notices	11
4.2	Governing Law	12
4.3	Interpretation; Headings and Sections	12
4.4	Amendment and Waiver	13
4.5	Assignment; Third Party Beneficiaries	13
4.6	Counterparts	13
4.7	Severability	13
4.8	Remedies	14
4.9	No Strict Construction	14
4.10	Entire Agreement	14
4.11	Submission to Jurisdiction	14
4.12	Waiver of Jury Trial	15

SCHEDULES

Schedule A	Initial Members of the Special Committee
Schedule B	Covered Employees

i

AGREEMENT
OF
NEWS CORPORATION,
DOW JONES & COMPANY, INC.
AND
THE SPECIAL COMMITTEE

AGREEMENT (this “Agreement”), dated as of [●], by and among NEWS CORPORATION, a Delaware corporation (the “Company”), DOW JONES & COMPANY, INC., a Delaware corporation (“Dow Jones”), and the Special Committee (as defined below).

Recitals:

WHEREAS, the Company, Dow Jones and certain other parties have entered into an Agreement and Plan of Merger, dated as of July 31, 2007 (the “Merger Agreement”), pursuant to which the Company is acquiring all of the issued and outstanding shares of capital stock of Dow Jones;

WHEREAS, in connection with the execution and delivery of the Merger Agreement, certain Bancroft Investors (as defined in the Merger Agreement) have executed and delivered a Voting and Support Agreement, dated as of July 31, 2007 (the “Voting Agreement”) pursuant to which those Bancroft Investors have agreed to vote, or cause to be voted, the shares of capital stock of Dow Jones beneficially owned by them in favor of the adoption of the Merger Agreement;

WHEREAS, pursuant to the Merger Agreement, (i) each of the Company and Dow Jones is required to adopt, execute and deliver, and comply with, and cause its subsidiaries, as applicable, to comply with, this Agreement and (ii) the Company is required to establish and maintain the Special Committee contemplated by this Agreement; and

WHEREAS, it is a condition to Dow Jones’s obligation to consummate the transactions contemplated by the Merger Agreement and a condition to the willingness of the Bancroft Investors to execute and deliver the Voting Agreement, that in connection with the consummation of the transactions contemplated by the Merger Agreement, the Company and Dow Jones shall have adopted and executed and delivered this Agreement, and the Company shall have established the Special Committee and appointed the Initial Committee Members (as defined in the Merger Agreement) to the Special Committee.

NOW, THEREFORE, in consideration of the foregoing, and the mutual covenants and agreements herein made and other good and valuable consideration, the parties hereto hereby agree as follows:

ARTICLE I

SPECIAL COMMITTEE

1.1           Establishment.

(a)           The Company hereby establishes a stand-alone special committee (the “Special Committee”) to oversee and enforce compliance by the Company and Dow Jones and their Affiliates with the terms of this Agreement and to perform the obligation and undertake its responsibilities and rights hereunder.  The Special Committee shall have perpetual existence.  For the avoidance of doubt, the Special Committee is a special committee of the Company and is not a committee of the Board of Directors of the Company or Dow Jones.

1.2           Composition.

(a)           The Special Committee shall consist of five (5) members (“Members”) who are distinguished community or journalistic leaders and who are independent of the Company, Dow Jones, the Murdoch family, the Bancroft family and their respective Affiliates (as defined by Rule 12b-2 under the Securities Exchange Act of 1934, as amended).  As used in this Agreement, the term “independent” shall refer to persons who, in the sole judgment of the Special Committee, are able to consider and evaluate objectively any issue that comes before the Special Committee and whose judgment is not impaired by any interest in or relationship with the Company, Dow Jones, the Murdoch family, the Bancroft family or their respective Affiliates.  Employees, directors and consultants of the Company, Dow Jones or their respective Affiliates shall be deemed not to be independent.  Any Member shall promptly report to all of the other Members any change in his or her circumstances which may reasonably be expected to bear on the determination of his or her status as independent (as defined herein).

(b)           The Members of the Special Committee shall be divided into three classes. The first class shall consist of one Member and the second and third classes shall consist of two Members. The initial term of the first class shall expire on December 31, 2012; the initial term of the second class shall expire on December 31, 2013; the initial term of the third class shall expire on December 31, 2014.  Upon the expiration of the term of any class, a new term of the class shall commence, and this term shall expire on the fifth anniversary of the commencement of this term.  Subject to Sections 1.2(e) and 1.2(f), each of the Members in a class of the Special Committee shall hold office until expiration of the term of such class and the appointment of his or her successor as a Member of such class.

(c)           Upon the expiration of the term of a class, a majority of the remaining Members of the Special Committee shall appoint or reappoint an individual or individuals, as applicable, selected by the Special Committee as a Member or Members, as applicable, of the class for the new term then commencing.  Any appointment or reappointment shall be subject to the approval of the Company, which shall not be unreasonably withheld or delayed.  Any proposed appointment or reappointment shall be deemed to be approved by the Company if no written objection to the appointment or reappointment is received from the Company by the Special Committee within ten (10) business days following the Company’s receipt from the Special Committee of written notice of the proposed appointment or reappointment.  Subject to the foregoing sentence, a Member may be reappointed to the Special Committee upon the expiration of the term of his or her class.

                (d)           The Special Committee shall appoint an individual selected by a majority of the remaining Members of the Special Committee as a Member to fill any vacancy in any class of the Special Committee resulting from any resignation, death or removal of a Member.  Any such appointment shall be subject to the approval of the Company, which shall not be unreasonably withheld or delayed.  Any proposed appointment shall be deemed to be approved by the Company if no written objection to the appointment is received from the Company by the Special Committee within ten (10) business days following the Company’s receipt from the Special Committee of notice of the proposed appointment.  Any Member appointed in accordance with the foregoing shall be a Member of the class of the Special Committee in which the vacancy existed.

(e)           A Member may resign from the Special Committee by submitting a letter to the Chairman of the Special Committee, who will confirm receipt in writing and notify the Special Committee of this resignation.  In the event that the Chairman resigns, the Chairman shall submit a letter of resignation to each of the remaining Members, any one of who shall confirm receipt in writing.  A resignation shall take effect at the time specified therein and, if no time is specified, at the time of its receipt by the Chairman or the remaining Members, as applicable.  A Member shall resign forthwith if his or her circumstances change such that the Member ceases to be (or the other Members determine that the Member ceases to be) independent (as defined herein).

(f)           A Member may be removed from the Special Committee if determined by the unanimous vote of the other Special Committee Members that (x) he or she has materially failed to fulfill his or her responsibilities as a Member (it being acknowledged and agreed that any substantive dispute over decision-making under this Agreement shall not constitute such a failure), or (y) such Member has ceased to be independent (as defined herein); provided, however, that the Special Committee may not remove a Member on the basis of this determination unless (i) the Special Committee shall have given each of such Member and the Company notice specifying in reasonable detail the acts or failure to act on the part of the Member giving rise to the Special Committee’s determination, (ii) the Member shall have been given at least ninety (90) days after the delivery of such notice to the Member to discontinue, and during such time shall have not discontinued, the acts or failures to act specified in the notice and (iii) each of the Member and the Company shall have been given the opportunity to address the Special Committee prior to the Special Committee taking this action.  A Member may also be removed from the Special Committee by determination of a majority of the other Members for “Cause.”  For purposes of this paragraph 1.2(f), “Cause” shall mean a plea of guilty or nolo contendere to, or nonappealable conviction of, a felony on the part of a Member, which conviction or plea, of the action or failure to act giving rise to the conviction or plea a majority of the other Members determine causes or caused, or is reasonably like to cause, material damage to the reputation of the Company, Dow Jones or the Special Committee.

(g)           The individuals set forth on Schedule A shall be the initial Members of the Special Committee.  Each of these individuals shall be a Member of the class of the Special Committee indicated for the individual on Schedule A.  In the event that any of the individuals set forth on Schedule A shall be unable to serve as a Member of the Special Committee upon the Closing Date (as defined in the Merger Agreement), each such individual will be replaced with an individual designated by Dow Jones, subject to the approval of the Company, which shall not be unreasonably withheld or delayed, and which approval shall be deemed to be granted if no written objection to the appointment is received by Dow Jones within ten (10) business days following the Company’s receipt of notice thereof.

(h)           The individual designated on Schedule A shall be the initial chairman of the Special Committee (“Chairman”).  In the event that at any time there is no Chairman, the Special Committee shall elect a successor Chairman from among its Members to serve for a period determined by the Special Committee.  The Chairman may be removed as Chairman by the Special Committee at any time.  The Chairman’s responsibilities shall include:

(i)           setting the agenda for all Special Committee meetings;

(ii)           presiding at all meetings of the Special Committee;

(iii)           overseeing the execution of the Special Committee decisions and certifying reports and other documents issued by the Special Committee; and

(iv)           other powers and duties, consistent with this Agreement and his or her position as Chairman as may be prescribed from time to time by the Special Committee.

1.3           Meetings and Actions of the Special Committee.

(a)           Regular meetings of the Special Committee shall be held at least quarterly at a location in New York City, New York, at such time and place as shall be set forth in the notice of meeting.  The objective will be to hold the meetings within two weeks of the beginning of each calendar quarter.  Regular meetings of the Special Committee may be called by the Chairman or by any three Members (or, if the Special Committee shall at any time consist of fewer than three (3) Members, all Members) on no less than forty-eight (48) hours’ notice to each Member (or upon shorter notice as may be approved by the Special Committee), either personally, by mail, by facsimile, by electronic transmission, by telegram, telephone or in such other manner as may be approved by the Special Committee.

(b)           Special meetings of the Special Committee may be called at any time by the Company, the Chairman of the Special Committee or by any three Members (or, if the Special Committee shall at any time consist of fewer than three (3) Members, all Members) on no less than twenty-four (24) hours’ notice to each Member (or upon shorter notice as may be approved by the Special Committee), either personally or by mail, by facsimile, by electronic transmission, by telegram, telephone or in such other manner as may be approved by the Special Committee.  The person or persons authorized to call special meetings may fix the place and time of the meetings.

(c)           Any Member may waive notice of a meeting as to himself or herself.  Attendance of a Member at a meeting shall constitute a waiver of notice of such meeting, except when the Member attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not properly called or convened. A meeting may be held at any time without notice if all Members are present or if those not present waive notice of the meeting in accordance herewith.

(d)           At all meetings of the Special Committee the presence of at least a majority of the Members then in office shall be necessary and sufficient to constitute a quorum for the transaction of business.  Each Member shall have one (1) vote in respect of any vote on any decision of the Special Committee.  Except as otherwise specifically provided in this Agreement, all decisions to be made or actions to be taken by the Special Committee shall require the approval of a majority of all Members then in office.  If a quorum shall not be present at any meeting of the Special Committee, the Members present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(e)           All Members shall have the right to attend and participate directly in all Special Committee meetings.  A Member may attend a meeting by telephone or other communications equipment.  Participation in a meeting by telephone or other communications equipment shall constitute presence in person at that meeting.

(f)           The minutes of each meeting will be taken by a designated Member of the Special Committee or another individual designated by the Chairman or the Special Committee, who shall serve as secretary (“Secretary”) of the meeting.  The minutes shall indicate the date and location of the meeting, the mode of convocation, the proposed agenda, the Members (and any others invited) present, the presence of a quorum, the documents and reports submitted for review, a summary of the meeting, the text of any resolutions submitted for review and approval, and the results of each vote, unless otherwise determined by the Special Committee.  The minutes shall be signed by the Chairman and Secretary or as otherwise determined by the Special Committee.  If a quorum is not present, the meeting cannot proceed and minutes to this effect shall be prepared, unless otherwise determined by the Special Committee.

(g)           Each meeting of the Special Committee shall be presided over by the Chairman or, in his/her absence, by another Member elected from among the Members present.

(h)           Any action required or permitted to be taken at any meeting of the Special Committee may be taken without a meeting if a majority of all Members (or such higher percentage as provided in this Agreement) consent in writing.  Any action approved by written consent shall be filed with the minutes of the proceedings of the Special Committee.

(i)           The Chairman may from time to time invite others to attend or participate in certain portions of Special Committee meetings whose participation is deemed useful to issues under consideration by the Special Committee; provided, these individuals may participate only in the relevant portions of the meetings of the Special Committee and shall not be present while the Special Committee members vote.

(j)           The Company shall have the right to appear before and be heard by the Special Committee upon advance written request of the Company.

(k)           Any actions, decisions or other determinations or reports of the Special Committee may be made public by the Special Committee, if it so determines, including, if requested by the Special Committee, on the editorial pages of all print, electronic and other editions of The Wall Street Journal, subject to the approval of the editorial page editor or, if for any reason such approval is not granted with respect to any such edition of The Wall Street Journal, in a prominent location in such edition of The Wall Street Journal).

1.4           Roles and Responsibilities of the Special Committee.

(a)           The Company and Dow Jones agree that the Special Committee shall have rights of approval over each of the Special Committee Matters (as defined below).  Any decision made by the Special Committee with respect to any of the Special Committee Matters or any other matter on which the Special Committee is entitled to make a decision or determination pursuant to this Agreement shall be final and binding.

(b)           For purposes of this Agreement, the “Editors” shall mean each of (i) the managing editor of The Wall Street Journal, (ii) the editorial page editor of The Wall Street Journal, and (iii) unless he or she reports to the managing editor of The Wall Street Journal, the managing editor of Dow Jones Newswires.  References to “The Wall Street Journal Publications” shall be deemed to include (x) the print, online, video and other publications, within and outside the U.S., of The Wall Street Journal or wsj.com or any successors to any of the foregoing, and (y) any other print, online, video or other form of distribution or publication, within and outside the U.S., under The Wall Street Journal, wsj.com or any derivative brand names, in the case of this clause (y), that (A) are under the control or direction of the managing editor of The Wall Street Journal, the editorial page editor of The Wall Street Journal or the publisher of The Wall Street Journal or (B) use journalists or editors, or content written or produced by, or otherwise involving, journalists or editors, who, directly or indirectly, report to, or are under the supervision of, the managing editor of The Wall Street Journal, the editorial page editor of The Wall Street Journal or the publisher of The Wall Street Journal, but, in the case of this clause (B), only to the extent of such use.  References to “Dow Jones Newswires Publications” shall be deemed to include print, wire services online, video and any and all other forms of distribution and publication (within and outside the U.S.) under the “Dow Jones Newswires” and derivative brand names and any successor to any of the foregoing, in each case that (A) are under the control or direction of the managing editor of Dow Jones Newswires or (B) use journalists or editors, or content written or produced by, or otherwise involving, journalists or editors, who, directly or indirectly, report to, or are under the supervision of, the managing editor of Dow Jones Newswires, but, in the case of this clause (B), only to the extent of such use.

(c)           For purposes of this Agreement, “Special Committee Matters” shall mean the following:

(i)           Appointment and removal of each of the Editors (including any material changes in the terms and conditions of employment of each such Editor that could give rise to constructive termination, such as a material reduction in compensation, relocation of principal place of employment, material change in duties or responsibilities and the like); and

(ii)           Changes to the authority, reporting relationship and consultation rights (as outlined in subparagraphs (A) through (F) below) of any of the Editors;

(A)           The authority of each of the Editors will include:

(1)           the power to hire and remove subordinates (including any material changes in the terms and conditions of employment of any such subordinate that could give rise to constructive termination, such as a material reduction in compensation, relocation of principal place of employment, material change in duties, responsibilities or position and the like) within their respective publications and operations, in each case consistent with departmental budgets set by the Company or Dow Jones management following discussion with the relevant Editor; the decisions of the Company or Dow Jones on departmental budgets will be final, and

(2)           control over spending and allocation of resources within departmental budgets set by the Company or Dow Jones management following discussion with the relevant Editor; the decisions of the Company or Dow Jones on departmental budgets will be final,

(B)           in the case of the managing editor of The Wall Street Journal, and, so long as he or she is an Editor, the managing editor of Dow Jones Newswires (or any successor of the foregoing), authority over:

(1)           all news decisions with respect to The Wall Street Journal Publications and Dow Jones Newswires Publications, as applicable (including decisions on subjects of news coverage, length, placement and accompanying art or other media), and

(2)           use of staff of The Wall Street Journal Publications and Dow Jones Newswires Publications, as applicable, by advertisers or other businesses, publications or services;

(C)           the managing editor of The Wall Street Journal shall continue to report to the publisher of The Wall Street Journal,

(D)           the managing editor of The Wall Street Journal shall be consulted prior to the use of The Wall Street Journal or Dow Jones brand names by the Company, its Affiliates or any other party to provide the managing editor the opportunity to raise any objections to and suggestions concerning the proposed use of the brand; provided that the decisions of the Company on branding matters will be final;

(E)           in the case of The Wall Street Journal editorial page editor:

(1)           authority to choose the editorial board members, the opinion columnists, the op-ed section editor and the editors of the book review, the Leisure & Arts section, OpinionJournal.com and the Far Eastern Economic

Review of The Wall Street Journal Publications and the use of the staff of any of the foregoing by advertisers or other businesses, publications or services;

(2)           final determination over the positions taken by the editorial pages of The Wall Street Journal Publications; and

(3)           authority over the selection of op-ed pieces for The Wall Street Journal Publications; and

(F)           The Wall Street Journal editorial page editor shall continue to report to The Wall Street Journal publisher.

1.5           Arbitrating and Resolving Disputes.

Each Editor shall have the right to appeal disputes with the Company, Dow Jones or their respective Affiliates concerning (i) the Special Committee Matters, and (ii) the matters set forth in Sections 2.1(e) and 2.1(f) (but only to the extent any such dispute relates to Dow Jones, any of its subsidiaries, a Dow Jones Publication (as defined in Section 2.1(f)) or to journalists or journalism of Dow Jones or its subsidiaries or a Dow Jones Publication), to the Special Committee for resolution, and the Special Committee shall seek to resolve such disputes in a prompt manner. All decisions and determinations made by the Special Committee with respect to any such dispute shall be final and binding.

1.6           No Modification.

(a)           The authority of the Special Committee shall be limited to the approval rights, dispute resolution and other matters set forth in this Agreement.  The Special Committee shall have no separate role in managing the business of Dow Jones.  Any changes to the Special Committee Matters or the powers, responsibilities and authority of the Special Committee as set forth in this Agreement shall require the approval of at least eighty percent (80%) the Members of the Special Committee then in office and the Company.

ARTICLE II

THE COMPANY

2.1           Representations, Warranties and Agreements of the Company and Dow Jones.

The Company and Dow Jones, jointly and severally, hereby acknowledge, represent and warrant to, and agree with, the Special Committee as follows:

(a)           This Agreement has been duly and validly authorized, executed and delivered by each of the Company and Dow Jones and constitutes a legal, valid and binding obligation of the Company and Dow Jones, enforceable against such parties in accordance with its terms;

(b)           The Company and Dow Jones agree to retain in their positions following the closing of transactions contemplated by the Merger Agreement the persons set forth on Schedule B (the “Covered Employees”) unless and until removed in accordance with this Agreement;

(c)           The Company and Dow Jones shall promptly provide the Special Committee and its Members with adequate funding as from time to time requested by the Special Committee Members to carry out its duties and responsibilities, including investigations and enforcement as provided in this Agreement;

(d)           The Company shall maintain, at no expense to the beneficiaries, insurance covering the Members that is similar in scope and quality to the directors’ and officers’ liability insurance and fiduciary liability insurance maintained by the Company for the benefit of its directors and officers;

(e)           The Company has adopted and shall maintain a set of principles aimed at ensuring the preservation of the integrity, editorial independence and freedom from bias of its  publications and newsgathering services and the Dow Jones Publications (as defined below).  These principles will ensure that in all publications and news gathering services of the Company and the Dow Jones Publications:

(i)           facts are accurate and fairly presented;

(ii)           analyses represent the publications’ best independent judgments rather than their preferences, or those of their owner, sources, advertisers or information providers;

(iii)           opinions represent only the applicable publication’s own editorial philosophies centered around the core principle of  “free people and free markets”;

(iv)           there are no hidden agendas in any journalistic undertakings; and

(v)           accuracy and fairness extends to coverage of any real or perceived business interests of the Company or its Affiliates; and

(f)           The Company’s principles set forth in Section 2.1(e) shall apply, and the Dow Jones Code of Conduct relating to appropriate professional conduct, as amended January 21, 2004 (the “Code of Conduct”), shall continue to apply, following the closing of the merger contemplated by the Merger Agreement, to Dow Jones, its subsidiaries, The Wall Street Journal, wsj.com, Dow Jones Newswires and any other publications or services, whether print, online, video or otherwise and whether within or outside the U.S. (including any successors thereto or any derivatives therefrom) that are publications or services of Dow Jones or any of its subsidiaries as of the date of this Agreement or use the Dow Jones brand name or any brand name of any of the foregoing publications or services, whether print, online, video or otherwise and whether within or outside the U.S. (collectively, “Dow Jones Publications”) and to all journalists and journalism of Dow Jones and its subsidiaries or the Dow Jones Publications.  The Special Committee shall aid the preservation and promotion of the Company’s principles set forth in Section 2.1(e) and the Code of Conduct.

(g)           The foregoing representations, warranties and agreements shall survive the date of this Agreement.

ARTICLE III

MEMBERS

3.1           Powers of Execution.

(a)           All agreements and other instruments and any reports or statements issued by the Special Committee shall be signed on behalf of the Special Committee by the Chairman or by those other person or persons as the Special Committee may from time to time designate.

3.2           Compensation; Expenses; Support of the Members.

(a)           The Company shall pay each Member reasonable compensation for his or her services as a Member of the Special Committee.  The initial compensation payable to each Member shall be $100,000 per year, one-fourth of which shall be payable quarterly.  The foregoing compensation amounts may be reasonably adjusted by the Special Committee, subject to the approval of the Company (not to be unreasonably withheld or delayed).  In addition, the Company shall reimburse each Member for reasonable out of pocket, documented travel, accommodation and other expenses incurred by any Member attending any meeting of the Special Committee or otherwise discharging his or her duties hereunder.

3.3           Performance of Duties; Access to Information and Advisors.

(a)           In fulfilling its responsibilities, the Special Committee shall have full access to all books, records, facilities and personnel of the Company, Dow Jones and their respective  Affiliates as the Special Committee may reasonably request to fulfill its duties.  The Special Committee and its Members shall have the right to liaise with the office of the managing editor of The Wall Street Journal to obtain, and the office of the managing editor of The Wall Street Journal shall take all action that is reasonably necessary or appropriate to provide, such access.

(b)           The Special Committee (including each of its Members, any individual designated as Secretary in accordance with Section 1.3(f) and any other permitted designee) shall have the right to rely on the office of the managing editor of The Wall Street Journal to obtain administrative support, including in connection with travel, accommodations, meeting logistics, expense reimbursement and other similar administrative services; provided that the Special Committee may, in its sole discretion, elect to make other arrangements available to the Members for support in carrying out the Special Committee’s functions under this Agreement either in lieu of or in addition to the foregoing.

(c)           In performing his or her duties, each of the Members will be entitled to rely in good faith on the provisions of this Agreement and on information, opinions, reports, or statements, of the following other persons or groups: (i) one or more officers or employees of the Company or its subsidiaries; (ii) any attorney, independent accountant, or other person employed or engaged by the Company, Dow Jones or their respective Affiliates; or (iii) any other person who has been selected with reasonable care by or on behalf of the Special Committee, Company, Dow Jones or their respective Affiliates, in each case as to matters that such relying Member reasonably believes to be within such person’s professional or expert competence.

(d)           The Special Committee shall have the authority to retain legal, accounting and other advisors and investigators as the Special Committee determines, in its good faith judgment, to be necessary or appropriate in connection with performing its duties and responsibilities, or exercising its rights, as applicable, under Sections 1.2(c), 1.2(d), 1.2(f), 1.4(c)(i), 1.5 and 4.8 of this Agreement, and the Company shall be responsible for paying the reasonable fees and expenses of any such persons.  Each of the Members will be entitled to rely in good faith on any person or group so retained as to matters that such relying Member reasonably believes to be within such person’s professional or expert competence.

3.4           Liability; Indemnification of Members.

(a)           No Member will be personally liable under any judgment of a court, or in any other manner, for any debt, obligation, or liability of the Company, Dow Jones or any of their respective Affiliates, whether that liability or obligation arises in contract, tort, or otherwise, by reason of being a Member.

(b)           The Members will not be liable, responsible or accountable for damages or otherwise to the Company, Dow Jones, their respective Affiliates or their respective officers, directors, employees, stockholders or to the other Members.  Each Member is hereby indemnified and held harmless by the Company and Dow Jones from and against all claims, liabilities, and expenses whatsoever (including advancement of reasonable attorneys’ fees and other expenses) arising out of or based upon the fact that such Member is or was a Member of the Special Committee, or is or was serving or has agreed to serve at the request of the Company in any other capacity, or in connection with any decision made by the Special Committee, except, in each case, to the extent of any such Member’s willful misconduct as determined by a final, nonappealable order of a court of competent jurisdiction.

ARTICLE IV

MISCELLANEOUS PROVISIONS

4.1           Notices.

All notices, requests, claims, demands and other communications under this Agreement shall be in writing (and also made orally if so required pursuant to any Section of the Agreement) and shall be deemed given if delivered personally, mailed by registered or certified mail (return receipt requested) or delivered by express or overnight courier (providing proof of delivery) to the parties or sent by telecopy (providing confirmation of transmission) at the following addresses or telecopy numbers:

If to the Company, to:

News Corporation 1211 Avenue of the Americas New York, New York 10036 Fax: 212-768-9896 Attention: General Counsel

with copies (which shall not constitute notice) to:

If to Dow Jones, to:

Dow Jones & Co., Inc. 1 World Financial Center 200 Liberty Street New York, New York 10281 Fax: 212-732-8356 Attention: General Counsel

with copies (which shall not constitute notice) to:

If to the Special Committee, to:

[NAME] [ADDRESS] [ADDRESS] Fax: Attention:

with copies (which shall not constitute notice) to:

If to the Members of Special Committee, to the addresses for such Members provided by the Members to the Company (which shall be modified from time to time to reflect changes to the composition of the Special Committee);

or to any other persons or addresses as may be designated in writing by the person to receive this notice as provided above.  Any notice, request, instruction or other document given as provided above shall be deemed given to the receiving party upon actual receipt, if delivered personally; on the next business day after deposit with an internationally recognized overnight courier, if sent by such a courier; three (3) business days after deposit in the mail, if sent by registered or certified mail; or upon confirmation of successful transmission if sent by facsimile.  The foregoing notice provisions shall not apply to notices to the Members of meetings of the Special Committee, which shall be governed by Section 1.3 above.

4.2           Governing Law.

All issues and questions concerning the application, construction, validity, interpretation and enforcement of this Agreement and the Schedules to this Agreement will be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of New York or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of New York.

4.3           Interpretation; Headings and Sections.

(a)           Defined terms used in this Agreement in the singular will include the plural and vice versa.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they are deemed to be followed by the words “without limitation.”  Where the context so indicates, the masculine will include the feminine, the neuter will include the masculine and feminine.

(b)           The headings in this Agreement are inserted for convenience only and are in no way intended to describe, interpret, define, or limit the scope, extent or intent of this Agreement or any provision of this Agreement.  Unless the context requires otherwise, all references in this Agreement to Sections, Articles, or Schedules will be deemed to mean and refer to Sections, Articles, Schedules of or to this Agreement.

4.4           Amendment and Waiver.

No modification, amendment or waiver of any provision of the this Agreement will be effective against any party unless such modification, amendment or waiver is approved in writing by, in the case of an amendment, each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective.  No amendment or waiver shall be effective against the Special Committee unless it has been approved in writing by at least eighty percent (80%) of the Members of the Special Committee then in office and the Company.  The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of these provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

4.5           Assignment; Third Party Beneficiaries.

(a)           Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or delegated, in whole or in part, by operation of law or otherwise by any of the parties without the prior written consent of the other parties.  Any purported assignment in violation of this Agreement will be void ab initio.  This Agreement will be binding upon, inure to the benefit of, any corporate or other successor or assignee of the Company or Dow Jones and any person or entity, including any Affiliate of the Company or Dow Jones, that may acquire, directly or indirectly, by merger, consolidation, purchase, transfer or otherwise, in whole or in part, The Wall Street Journal, Dow Jones Newswires or any other Dow Jones Publication.  The Company and Dow Jones shall require, as a condition to any such succession, assignment or acquisition, that any such successor, assignee or acquirer expressly  agree (pursuant to an agreement in form and substance reasonably satisfactory to the Special Committee and its counsel) to assume, perform and be bound by this Agreement in the same manner and to the same extent as the Company and Dow Jones.

(b)           The Company and Dow Jones agree and acknowledge that this Agreement is intended for the irrevocable benefit of, and to grant rights to, the Special Committee and its Members, Dow Jones and the Company.  This Agreement is not intended to and shall not confer any rights or remedies hereunder to any person or entity, other than the Special Committee and its Members, the Company and Dow Jones.

4.6           Counterparts.

This Agreement may be executed in multiple counterparts, each of which will be deemed to be an original and will be binding upon the other parties who execute the same, but all of such counterparts will constitute the same agreement.

4.7           Severability.

Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

4.8           Remedies.

The Special Committee will be entitled to enforce its rights and the terms of, and any decisions or determinations made under, this Agreement against the Company or Dow Jones, as the case may be.  Each of the Company and Dow Jones will be entitled to enforce its rights and the terms of this Agreement against the Special Committee, but shall in no event be entitled to recover damages from the Special Committee or its Members. The Special Committee will be entitled to recover actual damages and actual, documented costs (including reasonable attorney’s fees) caused by any breach by the Company or Dow Jones of any provision, or any decision or determination made  by the Special Committee under this Agreement and to exercise all other rights existing in its favor.  The parties agree and acknowledge that money damages will not be an adequate remedy for any breach by any party of the provisions of, or any decision or determination made under, this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations by any party of the provisions of this Agreement, or any decision or determination made under this Agreement.

4.9           No Strict Construction.

The parties to this Agreement have participated jointly in the negotiation and drafting of this Agreement.  In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties to this Agreement, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

4.10           Entire Agreement.

Except as otherwise expressly set forth in this Agreement, this Agreement embodies the complete agreement and understanding among the parties to this Agreement with respect to the subject matter of this Agreement and supersedes and preempts any prior understandings, agreements or representations by or among the parties, written or oral, that may have related to the subject matter of this Agreement in any way. This Agreement will be deemed effective on the date of this Agreement upon the execution of this Agreement.

4.11           Submission to Jurisdiction.

ANY AND ALL SUITS, LEGAL ACTIONS OR PROCEEDINGS ARISING OUT OF THIS AGREEMENT WILL BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK AND EACH PARTY TO THIS AGREEMENT HEREBY SUBMITS TO AND ACCEPTS THE EXCLUSIVE JURISDICTION OF SUCH COURTS FOR THE PURPOSE OF SUCH SUITS, LEGAL ACTIONS OR PROCEEDINGS.  IN ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING, EACH PARTY TO THIS AGREEMENT WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS AND AGREES THAT SERVICE THEREOF MAY BE MADE BY ANY MEANS PROVIDED IN SECTION 4.1.  TO THE FULLEST EXTENT PERMITTED BY LAW, EACH PARTY TO THIS AGREEMENT HEREBY IRREVOCABLY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OR ANY SUCH SUIT, LEGAL ACTION OR PROCEEDING IN ANY SUCH COURT AND HEREBY FURTHER WAIVES ANY CLAIM THAT ANY SUIT, LEGAL ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

4.12           Waiver of Jury Trial.

EACH PARTY TO THIS AGREEMENT HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (A) ARISING UNDER THIS AGREEMENT OR (B) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO IN RESPECT OF THIS AGREEMENT OR ANY OF THE MATTERS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE.  EACH PARTY TO THIS AGREEMENT HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION WILL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY

*     *     *     *     *

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

NEWS CORPORATION

By:
Name:
Title:

DOW JONES & COMPANY, INC.

By:
Name:
Title:

THE SPECIAL COMMITTEE

By:
Name:
Title: Member